Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AFG Holdings, Inc.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 2, 2018, except for Note 18 and reportable segment information disclosed in Notes 2 and 19, as to which the date is April 6, 2018, relating to the consolidated financial statements of AFG Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

June 26, 2018